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                                                                     EXHIBIT 5.1

                                                             December 29, 1997



Telular Corporation
647 North Lakeview Parkway
Vernon Hills, Illinois  60061

Gentlemen:

                 This opinion is being furnished to you in connection with the public resale by Dan Giacopelli, Jeffrey Hickey, Rex Nathanson, Alvin Taylor and Frank Bianchini ("Selling Shareholders") of up to 1,000,000 shares of Telular Corporation's (the "Company") Common Stock, par value $.01 per share (the "Shares") pursuant to the registration statement filed by the Company under the Securities Act of 1933 on December ___, 1997, with the Securities and Exchange Commission (the "Commission"), (which registration statement is hereinafter called the "Registration Statement"). The Shares were issued to the Selling Shareholders by the Company under the terms of that certain Agreement and Plan of Merger, between Wireless Domain, Inc. and Telular-WD, a wholly-owned subsidiary of the Company, dated as of November 10, 1997.

                 We have acted as counsel for the Company in connection with the issue of the Shares to the Selling Shareholders. We have examined signed copies of the Registration Statement and all exhibits thereto, all as filed with the Commission. We have also examined and relied upon certain resolutions adopted by the Board of Directors of the Company, certified by the Secretary of the Company, a copy of the Bylaws of the Company, and a copy of the Certificate of Incorporation of the Company certified by the Secretary of the State of the State of Delaware. We also have examined such other documents and made such other investigations as we have deemed necessary to form a basis for the opinion hereinafter expressed.

                 In examining the foregoing documents we have assumed the authenticity of documents submitted to us as originals, the genuineness of all signatures, the conformity to original documents of documents submitted as copies, and the accuracy of the representations and statements included therein.

                 Based upon the foregoing, it is our opinion that the Shares issued to and to be sold by the Selling Shareholders pursuant to the Registration statement are duly authorized, validly issued, fully paid and non-assessable.

                 We hereby consent to the filing of this opinion as part of the Registration Statement, and to the use of our name





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Telular Corporation
December 29, 1997
Page 2

therein and in the related prospectus under the Caption "Legal Matters."

                 It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                            Very truly yours,

                                                            COVINGTON & BURLING